UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 8, 2013

LORETO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1380412	20-5308449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(212) 400-6900
Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Debt Conversion Transaction

On March 8, 2013, Loreto Resources Corporation, a Nevada corporation (the “Company”), entered into Promissory Note Conversion Agreements (the “Conversion Agreements”) with each of the holders (the “Noteholders”) of the Company’s outstanding convertible promissory notes (the “Notes”), pursuant to which, among other things:

•	an aggregate of $430,538 of principal and accrued and unpaid interest due under the Notes, representing all of the Company’s outstanding indebtedness for money borrowed at March 8, 2013, was converted into a total of 57,405,074 shares (the “Note Conversion Shares”) of the Corporation’s common stock, $0.001 par value per share (“Common Stock”), at a conversion rate of $0.0075 per share (the “Debt Conversion Transaction”);

•	the Noteholders released the Company from any current or future claims they may have against the Company; and

•	the Noteholders agreed that they shall, if and when directed by the Company, cause all of the outstanding shares of the Company’s Common Stock owned by the Noteholders, including the Note Conversion Shares, to be voted in favor of the approval of the Reverse Stock Split (as described in Item 5.07 below), and each other action necessary or advisable in connection therewith, in the Company’s sole discretion.

All of the Noteholders beneficially owned shares of the Company’s Common Stock prior to the Debt Conversion Transaction, and five of them, Aton Select Fund Ltd., Adrien Ellul, Mark Tompkins, Paramount Strategy Corp. and Tangocorp, Inc., were, to the best knowledge of the Company, beneficial owners of more than 5% of the Company’s Common Stock as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Immediately following the Debt Conversion Transaction:

•	the Company had 127,703,396 shares of Common Stock issued and outstanding; and

•	the former Noteholders beneficially owned, to the best knowledge of the Company, approximately 67.7% of the Company’s Common Stock.

The foregoing description of the Conversion Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Conversion Agreements, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Series A Preferred Stock Issuance

On March 8, 2013, the Company entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Commonwealth Investments, LLC, a California limited liability company (the “Purchaser”), pursuant to which, among other things:

•	on March 11, 2013 (the “Closing Date”), the Company sold to the Purchaser, and the Purchaser purchased from the Company, 1,300 shares of the Company’s Series A Preferred Stock (as described in Item 3.02 below), for an aggregate purchase price of $130,000, which shares of Series A Preferred Stock are currently convertible into an aggregate of 12,770,339,600 shares of the Company’s Common Stock, at a rate of $0.0000102826655692955 per share (the “Series A Transaction”);

•	in addition, the Purchaser paid $37,500 of the Company’s legal fees incurred in connection with the transaction;

•	the Company agreed to use the net proceeds from the sale of the Series A Preferred Stock to pay outstanding obligations to advisors, service providers and vendors, and to pay any outstanding tax liabilities; and

•	the Company agreed, subject to the approval of the Company’s stockholders and FINRA, to effect the Reverse Stock Split (as described in Item 5.07 below) within 60 days after the Closing Date.

The foregoing descriptions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Company believes that the issuances of the Note Conversion Shares and the Series A Preferred Stock are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving public offerings.

Under the terms of the Company’s Amended and Restated Articles of Incorporation, the Company’s Board of Directors (the “Board”) has authority, without any vote or action of its shareholders, to issue up to 10,000,000 shares of “blank check” preferred stock (“Preferred Stock”) in one or more series, and to fix the relative rights, preferences, privileges and restrictions of such series. On March 8, 2013, the Board designated 1,300 shares of the Company’s Preferred Stock as Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”). The following is a brief description of the rights, preferences, privileges and restrictions of the Series A Preferred Stock:

•	Stated Value - The stated value of each issued share of Series A Preferred Stock is $100 (the “Stated Value”).

•	Dividends - Dividends on the Series A Preferred Stock shall be declared from time to time as determined by the Board, out of legally available funds. The Company may not declare, pay or set aside any dividends or distributions on the Common Stock unless the holders of the Series A Preferred Stock first receive the dividend or distribution such holders would have received on an as-converted basis.

•	Voting Rights - In addition to any voting rights provided by law, the holders of Series A Preferred Stock have the right to vote together with the holders of Common Stock as a single class on any matter on which the Common Stock is entitled to vote. The holders of Series A Preferred Stock are entitled to one vote for each share of Common Stock that would be issuable upon conversion of the Series A Preferred Stock. As long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the consent of the holders of at least 51% of the then-outstanding shares of Series A Preferred Stock, amend its Certificate of Incorporation in any manner that adversely affects the rights of the holders of Series A Preferred Stock, or take certain other corporate actions.

•	Liquidation Preference - Upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks senior to the Common Stock (and all other equity or equity equivalent securities of the Company, other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock), and each holder of Series A Preferred Stock shall be entitled to be paid an amount per share equal to the Stated Value.

•	Conversion - The Series A Preferred Stock is convertible at any time, at the holder's option, and without the payment of additional consideration by the holder thereof, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value per share by the Series A Conversion Price in effect at the time of conversion. The initial “Series A Conversion Price” is $0.0000102826655692955 per share. As of the date hereof, the Series A Preferred Stock is convertible into an aggregate of 12,770,339,600 shares of Common Stock. The number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be adjusted in the event of stock splits, stock combinations, mergers, reorganizations, or other such events.

•	Redemption - Upon a change of control, bankruptcy, or certain other material events, the holders of the Series A Preferred Stock may force the Company to redeem each share of Series A Preferred Stock for a redemption price equal to the Stated Value.

This summary of the rights, preferences, privileges and restrictions of the Series A Preferred Stock does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, which was filed with the Secretary of State of the State of Nevada on March 8, 2013 (the “Certificate of Designations”). The Certificate of Designations is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03.       Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.

Item 5.01       Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 3.02 above, which disclosure is incorporated herein by reference.

In connection with the Series A Transaction, the Purchaser acquired 1,300 shares of Series A Preferred Stock, which represents approximately 99.0% of the Company’s common equity, on an as-converted basis. The Purchaser has advised us that the source of the funds used to purchase the Series A Preferred Shares was working capital. The Purchaser has further advised us that it plans to appoint new members to the Company’s Board, and to make other changes to the Company’s management and operations.

The Series A Preferred Stock, and the shares of Common Stock into which they are convertible, constitute “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise disposed of by the Purchaser without restriction under the Securities Act and applicable state securities laws.

As a result of the Series A Transaction, there was a change of control of the Company. The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in the Company’s Registration Statement on Form SB-2, filed on January 23, 2007, as amended on February 13, 2007, as supplemented and updated by: (a) the Annual Report on Form 10-K, filed on April 16, 2012, as amended on April 18, 2012; (b) the Quarterly Report on Form 10-Q filed on May 15, 2012, as amended on May 17, 2012; (c) the Quarterly Report on Form 10-Q filed on August 14, 2012; (d) the Quarterly Report on Form 10-Q filed on November 14, 2012; and (e) the information contained in this report.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2013, the Company filed the Certificate of Designations with the Nevada Secretary of State. Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.

Item 5.07        Submission of Matters to a Vote of Security Holders.

On March 8, 2013, holders of 72,123,396 shares of the Company’s Common Stock (approximately 56.5%) consented to a proposed 1:100 reverse split of the Company’s Common Stock (the “Reverse Stock Split”), as previously authorized by the Board, subject to the approval of FINRA. On the effective date of the Reverse Stock Split (the “Effective Date”), automatically without any action on the part of any holder thereof:

•	all of the Company’s issued and outstanding shares of Common Stock (“Old Common Stock”), shall be converted on the basis of 100 shares of Old Common Stock for one new share of common stock, par value $0.001 per share (“New Common Stock”);

•	each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock shall, from and after the Effective Date, is entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified pursuant to the Reverse Stock Split;

•	each holder entitled to a fractional share of New Common Stock shall receive one whole share of New Common Stock instead;

•	all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled such that they are returned to the Company’s authorized and unissued capital stock; and

•	the capital of the Company shall be reduced by an amount equal to the par value of the Old Common Shares so retired.

As of the Effective Date, the Company will have approximately 1,277,034 shares of New Common Stock issued and outstanding (subject to adjustments for rounding).

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on March 8, 2013

10.1	Form of Promissory Note Conversion Agreement between the Company and each of the holders of the Company’s outstanding promissory notes

10.2	Series A Preferred Stock Purchase Agreement between the Company and Commonwealth Investments, LLC, dated March 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013	LORETO RESOURCES CORPORATION

	By:	/s/ Luis F. Saenz
	Name:	Luis F. Saenz
	Title:	President